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                                                                    Exhibit 99.1

                                 PRESS RELEASE


FOR IMMEDIATE RELEASE
---------------------


CONTACT:
Jeffrey A. Brodsky                               Debra Berliner
President and CEO of NTL Europe, Inc.            G.S. Schwartz & Co.
914-921-1800                                     212-725-4500


            NTL EUROPE ANNOUNCES RECORD DATE FOR REVERSE STOCK SPLIT

RYE, NY, NOVEMBER 26, 2003 - NTL Europe, Inc. (NTEU.PK) announced today that the record date for its previously-announced one-for-fifty thousand reverse stock split of its common stock is to be set at December 9, 2003. If approved by the Company's stockholders, the reverse stock split will reduce the number of record stockholders of the Company's common stock below 300. As previously announced, following the consummation of the reverse stock split, the Company intends to deregister its common stock and preferred stock and cease being a public reporting company.

The date of the special meeting of stockholders to vote upon the reverse stock split has yet to be determined.

For further information, please visit the Company's web site at www.ntleurope.com.

This press release contains forward-looking statements. The statements regarding NTL Europe, Inc. contained in this report that are not historical in nature, particularly those that utilize terminology such as "may," "will," "should," "likely," "expects," "anticipates," "estimates," "believes" or "plans," or comparable terminology, are forward-looking statements based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to NTL Europe that could cause such material differences are identified and discussed from time to time in NTL Europe's filings with the Securities and Exchange Commission.

NTL Europe undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any future disclosure NTL Europe makes on related subjects in future reports to the SEC.